UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 26, 2010, pursuant to an Agreement and Plan of Merger dated as of April 19, 2009 (the “Merger Agreement”) by and among Oracle Corporation, a Delaware corporation (“Oracle”), Sun Microsystems, Inc., a Delaware corporation (“Sun”), and Soda Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle (“Merger Subsidiary”), Merger Subsidiary was merged with and into Sun, with Sun surviving the Merger as a wholly-owned subsidiary of Oracle (the “Merger”). Pursuant to the terms and conditions of the Merger Agreement, each share of Sun common stock (other than shares held in Sun’s treasury or owned directly or indirectly by Parent or Merger Subsidiary) issued and outstanding immediately prior to the effective time of the Merger was cancelled and automatically converted into the right to receive $9.50 in cash, without interest. The merger consideration will be funded through our internally available cash, cash from operations and cash from previous borrowings.

Section 8 – Other Events

Item 8.01	Other Events.

On January 27, 2010, Oracle issued a press release relating to the completion of the acquisition of Sun. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 27, 2010, of Oracle Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	ORACLE CORPORATION

	By:	/s/ DORIAN DALEY
	Name:	Dorian Daley
	Title	Senior Vice President, General
Counsel and Secretary

EXHIBIT LIST

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 27, 2010, of Oracle Corporation.